EXHIBIT 99.B9

                         OPINION AND CONSENT OF COUNSEL
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CNA Plaza Chicago IL 60685-0001         MICHAEL T. GENGLER
                                        Senior Vice President and Deputy &
                                        General Counsel
                                        333 South Wabash, 43 South
                                        Chicago, Illinois 60685
                                        Telephone   312-822-7189
                                        Facsimile   312-817-3145
                                        Internet    michael.gengler@cna.com

April 29, 2004

Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth St., N.W.
Washington, D.C. 20549

Re: Opinion of Counsel - Valley Forge Life Insurance Company Variable Annuity Separate Account File Nos. 333-01087 and 811-7547
                                            ----------------------

Commissoners:

     This Opinion of Counsel is rendered in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post Effective Amendment No. 11 to a Registration Statement filed on Form N-4 for the variable annuity contract to be issued by Valley Forge Life Insurance Company and its separate account, Valley Forge Life Insurance Company Variable Annuity Separate Account. I have made such an examination of the law and have examined such records and documents as, in my judgment, are necessary or appropriate to enable me to render the opinions expressed below.

     I am of the following opinions:

     1. Valley Forge Life Insurance Company Variable Annuity Separate Account is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to
        Section 8(a) of the Act.

     2. Upon acceptance of the purchase payment paid by an owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration statement and upon compliance with applicable law, such owner will have a legally issued, fully paid, non-assessable contractual interest under such contract.

     I hereby consent the reference to my name under the caption "Legal Opinions" in the Statement of Additional Information filed as part of Post-Effective Amendment No: 11 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission.

     In giving this consent, I do not admit that I am in the category of person whose consent is required under Section 7 of the Securities Act of 1933.

     Michael T. Gengler
     Senior Vice President and
     Deputy General Counsel